                                                                    Exhibit 21.1


                     DIRECT SUBSIDIARIES OF PEOPLESOFT, INC.

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
                                                         INCORP/FORMED IN
PEOPLESOFT ARGENTINA S.A.                                Argentina
PEOPLESOFT CREDIT CORPORATION                            California, USA
PEOPLESOFT DO BRASIL LTDA                                Brazil
PEOPLESOFT FRANCE S.A.                                   France
PEOPLESOFT GERMANY GMBH                                  Germany
PEOPLESOFT IBERICA, S.L.                                 Spain
PEOPLESOFT JAPAN K.K.                                    Japan
PEOPLESOFT MEXICO SA DE CV                               Mexico
PEOPLESOFT PROPERTIES, INC.                              California, USA
PEOPLESOFT UK LTD.                                       United Kingdom
PEOPLESOFT USA, INC.                                     California, USA
PEOPLESOFT VENTURES, INC.                                California, USA
PSFT INTERNATIONAL HOLDINGS C.V.                         Netherlands



                    INDIRECT SUBSIDIARIES OF PEOPLESOFT, INC.


                                                         INCORP/FORMED IN
PEOPLESOFT ASIA PTE. LTD.                                Singapore
PEOPLESOFT AUSTRALIA PTY. LTD.                           Australia
PEOPLESOFT, B.V.                                         Netherlands
PEOPLESOFT CANADA CO.                                    Canada
PEOPLESOFT C.I. LTD.                                     Cayman Islands
PEOPLESOFT INTERNATIONAL B.V.                            Netherlands
PEOPLESOFT NEW ZEALAND                                   New Zealand
PEOPLESOFT SOUTH AFRICA (PTY) LIMITED                    South Africa